CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated July 1, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-84105) of Dreyfus California Tax Exempt Bond Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
September 21, 1998